Exhibit 10.4
PERSONAL AND CONFIDENTIAL

May 13, 2025
John Ederer
17095 Via Del Campo
San Diego, CA 92127

Dear John,

As discussed, the effective dates for both your 2025 Equity Award and your New Hire Grant (each as defined in your offer letter with Teradata dated April 10, 2025 (the “Offer Letter”)), components of your compensation reflected in the Offer Letter have been revised from the day following your hire date to May 16, 2025 to align the effective date of such grants to occur after the anticipated effective date of the Teradata 2025 New Employee Stock Inducement Plan.
The value and other terms of the 2025 Equity Award and New Hire Grant, as well as the other terms and conditions in the Offer Letter remain unchanged from those outlined in the Offer Letter.

If you have any questions regarding these changes, don’t hesitate to reach out. Please sign below to confirm your acceptance of this amendment to your offer letter.
Sincerely,

/s/ Traci Mazakas-Corp
Traci Mazakas-Corp
SVP, People

I accept the amended terms of my offer, as described in this letter.

/s/ John Ederer
John Ederer

May 15, 2025
Date
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